EXHIBIT 99.1

NEWS RELEASE

Contact:

Tonya Chin

Investor Relations

(408) 934-4565

Genesis Microchip Reports

Fourth Quarter and Fiscal 2005 Financial Results

New Products Drive 21% Quarterly Flat Panel TV Controller Revenue Growth

SAN JOSE, Calif., May 4, 2005 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for flat-panel monitors, TVs and other consumer display products, today announced its financial results for the fourth quarter and fiscal year 2005, which ended March 31, 2005.

Financial results for the fourth quarter ended March 31, 2005:

•	Total revenues grew approximately 10% to $52.9 million, compared with $48.3 million for the quarter ended December 31, 2004;

•	Gross margins were 42.2%, compared with 44.9% for the quarter ended December 31, 2004;

•	The Company’s net loss prepared in accordance with generally accepted accounting principles, or GAAP, was $6.8 million, or $0.20 per share, compared with a net loss of $1.0 million, or $0.03 per share in the quarter ended December 31, 2004. The fourth quarter net loss included $5.9 million in unusual tax expenses and $3.1 million in amortization of acquired intangibles and stock-based compensation charges;

•	On a non-GAAP (1) basis, net income was $2.2 million, or $0.06 per share, compared with $3.2 million, or $0.09 per share in the quarter ended December 31, 2004 which included a tax recovery of $2.1 million, or $0.06 per share.

Financial results for the fiscal year ended March 31, 2005:

•	Total revenues were $204.1 million, compared with $213.4 million for the year ended March 31, 2004;

•	Gross margins were 42.3%, compared with 40.5% for the year ended March 31, 2004;

•	The company’s GAAP net loss was $9.4 million, or $0.29 per share, compared with a net loss of $4.2 million, or $0.13 per share in the year ended March 31, 2004;

•	On a non-GAAP (1) basis, net income was $9.1 million, or $0.27 per share, compared with net income of $6.8 million, or $0.21 per share in the year ended March 31, 2004.

“We concluded our fiscal 2005 on a high note,” said Elie Antoun, president and CEO of Genesis Microchip. “In the fourth quarter, we recorded stronger than expected growth in our revenue and unit volumes, largely driven by strong customer demand for our new products. In the TV market, our Cortez and Hudson single-chip TV controllers drove a significant portion of the 21% increase we saw in flat-panel TV revenue. Shipments of our Phoenix products increased ten-fold in the quarter to one million units, solidifying our number one position in the LCD monitor market.

“This accelerating customer demand for our new TV and monitor products positions us to deliver strong revenue and earnings growth in fiscal 2006,” concluded Antoun.

Other Operational Highlights

LG, one of the world’s leading consumer electronics companies, designed Genesis’s Cortez and Hudson video display controllers into their new, high-end plasma televisions.

The Company had several design wins with its Phoenix product line at a majority of the leading LCD monitor manufacturers including Amtran, Foxconn, Fujitsu, Lite-On, LG, Sampo, Soaring, TechView, TPV, and Yosun.

BenQ, the world’s third-largest manufacturer of LCD displays, awarded Genesis with its 2004 Innovative Supplier of the Year award.

The Company began sampling its latest LCD controller product, the FLI5961, to global manufacturers of multi-function monitors during the quarter. The FLI5961 is a highly integrated, mixed-signal LCD controller for multi-function monitors supporting resolutions up to WUXGA. The controller features DCDi® by Faroudja video processing, motion adaptive deinterlacing (MADi) and advanced film mode detection. The new controller series is scheduled to be in mass production by the end of the second quarter of fiscal 2006.

For further details on the quarterly highlights listed above, please see the Press Room section of the Company’s web site at www.gnss.com.

Financial Details

Flat-panel TV controller shipments were a Company record 2.5 million units, an increase of 19% over the December 2004 quarter. LCD monitor shipments were 9.2 million units, an increase of 13% over the December 2004 quarter.

Gross margins were 42.2% compared to 44.9% in the quarter ended December 31, 2004. The expected decline in gross margins was partially due to increased inventory reserves for the home theater systems business.

GAAP operating expenses were $23.3 million, compared to $26.2 million in the quarter ended December 31, 2004. The reduction in expenses was the result of an expected decrease in severance and compensation costs and reduced patent defense fees in the quarter.

The Company recorded a $6.6 million tax provision during the quarter, which included $3.7 million associated with a one-time repatriation of funds in conjunction with the Company’s actions under the American Jobs Creation Act of 2004 and a non-cash charge of $2.2 million related to a year-end adjustment to its deferred tax balances.

Business Outlook

The following are the company’s financial targets for the quarter ending June 30, 2005:

•	Revenues to be in the range of $53 million to $57 million;

•	Gross margins to be in the range of 42% to 44%;

•	GAAP operating expenses to be in the range of $23 to $24.5 million. The company expects that non-GAAP operating expenses will be lower than GAAP operating expenses because of the exclusion of charges for stock-based compensation and acquired intangibles, which are estimated to be $2.7 million;

•	The Company’s effective tax rate may continue to vary in the short term due to the impact of foreign exchange fluctuations, research and development tax credits and other factors. However, the long-term effective tax rate is expected to be between 15% and 20%.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its results. The dial-in number for the call is: (719) 457-2630. A replay of the conference call will be available through May 11, 2005, and it can be heard by dialing (719) 457-0820. The replay access code is: 8654660. A live, audio web broadcast of the conference call also will be available at: http://www.gnss.com/webcast.phtml. An archived version of the web broadcast will also be available at the same website address.

(1) Use of Non-GAAP Financial Information

Non-GAAP net income and operating expenses differ from net income and operating expenses determined according to generally accepted accounting principles, or GAAP. A schedule reconciling these amounts is included in this news release. Differences between GAAP and non-GAAP results include certain operating costs, such as the amortization of acquired intangible assets, stock-based compensation expenses, as well as gain on the sale of investments and income tax adjustments, including income tax expenses associated with the repatriation of cash in conjunction with the Company’s actions under the American Jobs Creation Act of 2004. Genesis Microchip’s management presents these non-GAAP financial measures to allow investors to better evaluate ongoing business performance. Genesis Microchip’s management also uses these non-GAAP financial measures internally to monitor performance of the business. However, Genesis Microchip cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Elie Antoun, and statements in the Business Outlook section regarding the Company’s anticipated revenues, gross margins, operating expenses, product development and short-term and long-term effective tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the growth rate of the LCD monitor and flat-panel TV markets; the company’s ability to gain design wins with customers, make timely new product introductions, and ramp new designs into production volumes; changes in expected product mix and product pricing; customer order patterns, inventory levels and manufacturing schedules; availability of other components for LCD monitors and flat-panel TVs; actions of competitors; changes in product costs or manufacturing yields; foreign exchange fluctuations, research and development tax credits and other factors that impact tax rates; and other risk factors set forth in the company’s SEC reports, including but not limited to its reports on Form 10-K for the fiscal year ended March 31, 2004 and Form 10-Q for the quarter ended December 31, 2004. Genesis Microchip assumes no obligation to update the forward-looking statements included in this release.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in flat-panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection™ technologies and Emmy award-winning Faroudja® video technologies, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat-panel displays, digital TVs, projectors and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement, IntelliComb™ video decoding and includes over 185 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, South Korea, China and Japan. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife, and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc. All other trademarks are the property of their respective owners.

Financial statements attached:

— Consolidated Statements of Operations

— Non-GAAP Consolidated Statements of Operations

— GAAP to Non-GAAP Financial Reconciliations

— Consolidated Balance Sheets

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended		Year ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Revenues	$52,905	$54,872	$204,115	$213,420
Cost of revenues	30,578	33,022	117,694	127,035

Gross profit	22,327	21,850	86,421	86,385

Gross profit (%)	42.2%	39.8%	42.3%	40.5%

Operating expenses:
Research and development	8,335	7,730	31,407	28,090
Selling, general and administrative	11,633	9,994	45,747	38,212
Provision for costs associated with patent litigation	233	3,047	2,589	12,630
Amortization of acquired intangibles	2,654	2,654	10,616	10,616
Stock-based compensation	432	1,060	4,494	3,830

Total operating expenses	23,287	24,485	94,853	93,378

Loss from operations	(960)	(2,635)	(8,432)	(6,993)
Interest income	686	276	1,939	1,062
Gain on sale of investment	—	—	—	663

Loss before income taxes	(274)	(2,359)	(6,493)	(5,268)
Provision for (recovery of) income taxes	6,570	(420)	2,954	(1,063)

Net loss	$(6,844)	$(1,939)	$(9,447)	$(4,205)

Loss per share:
Basic	$(0.20)	$(0.06)	$(0.29)	$(0.13)
Diluted	$(0.20)	$(0.06)	$(0.29)	$(0.13)

Weighted average number of common shares outstanding:
Basic	33,437	32,543	33,084	31,876
Diluted	33,437	32,543	33,084	31,876

GENESIS MICROCHIP INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended		Year ended
	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004
Revenues	$52,905	$54,872	$204,115	$213,420
Cost of revenues	30,578	33,022	117,694	127,035

Gross profit	22,327	21,850	86,421	86,385

Gross profit (%)	42.2%	39.8%	42.3%	40.5%

Operating expenses:
Research and development	8,335	7,730	31,407	28,090
Selling, general and administrative	11,633	9,994	45,747	38,212
Provision for costs associated with patent litigation	233	3,047	2,589	12,630

Total operating expenses	20,201	20,771	79,743	78,932

Income from operations	2,126	1,079	6,678	7,453
Interest income	686	276	1,939	1,062

Income before income taxes	2,812	1,355	8,617	8,515
Provision for (recovery of) income taxes	623	271	(511)	1,710

Net income	$2,189	$1,084	$9,128	$6,805

Net income per share:
Basic	$0.07	$0.03	$0.28	$0.21
Diluted	$0.06	$0.03	$0.27	$0.21

Weighted average number of common shares outstanding:
Basic	33,437	32,543	33,084	31,876
Diluted	34,502	33,749	34,275	33,025

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three months ended			Three months ended
	GAAP March 31, 2005	Reconciling Items	Non-GAAP March 31, 2005	GAAP March 31, 2004	Reconciling Items	Non-GAAP March 31, 2004
Revenues	$52,905	$—	$52,905	$54,872	$—	$54,872
Cost of revenues	30,578	—	30,578	33,022	—	33,022

Gross profit	22,327	—	22,327	21,850	—	21,850

Gross profit (%)	42.2%		42.2%	39.8%		39.8%

Operating expenses:
Research and development	8,335	—	8,335	7,730	—	7,730
Selling, general and administrative	11,633	—	11,633	9,994	—	9,994
Provision for costs associated with patent litigation	233	—	233	3,047	—	3,047
Amortization of acquired intangibles	2,654	(2,654)	—	2,654	(2,654)	—
Stock-based compensation	432	(432)	—	1,060	(1,060)	—

Total operating expenses	23,287	(3,086)	20,201	24,485	(3,714)	20,771

(Loss)/ income from operations	(960)	3,086	2,126	(2,635)	3,714	1,079
Interest income	686	—	686	276	—	276

(Loss)/ income before income taxes	(274)	3,086	2,812	(2,359)	3,714	1,355
Provision for (recovery of) income taxes	6,570	(5,947)	623	(420)	691	271

Net (loss)/ income	$(6,844)	$9,033	$2,189	$(1,939)	$3,023	$1,084

Net (loss)/ income per share:
Basic	$(0.20)		$0.07	$(0.06)		$0.03
Diluted	$(0.20)		$0.06	$(0.06)		$0.03

Weighted average number of common shares outstanding:
Basic	33,437		33,437	32,543		32,543
Diluted	33,437		34,502	32,543		33,749

Note: This press release includes Non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to Non-GAAP results is provided in the table above. As shown in the table, for the three months ended March 31, 2005 and 2004, Non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, and income tax adjustments. We use Non-GAAP operating results to evaluate our operating performance and believe that assessment of Non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(Amounts in thousands, except per share amounts)

(Unaudited)

	Year ended			Year ended
	GAAP March 31, 2005	Reconciling Items	Non-GAAP March 31, 2005	GAAP March 31, 2004	Reconciling Items	Non-GAAP March 31, 2004
Revenues	$204,115	$—	$204,115	$213,420	$—	$213,420
Cost of revenues	117,694		117,694	127,035	—	127,035

Gross profit	86,421	—	86,421	86,385	—	86,385

Gross profit (%)	42.3%		42.3%	40.5%		40.5%

Operating expenses:
Research and development	31,407	—	31,407	28,090	—	28,090
Selling, general and administrative	45,747	—	45,747	38,212	—	38,212
Provision for costs associated with patent litigation	2,589	—	2,589	12,630	—	12,630
Amortization of acquired intangibles	10,616	(10,616)	—	10,616	(10,616)	—
Stock-based compensation	4,494	(4,494)	—	3,830	(3,830)	—

Total operating expenses	94,853	(15,110)	79,743	93,378	(14,446)	78,932

(Loss)/ income from operations	(8,432)	15,110	6,678	(6,993)	14,446	7,453
Interest income	1,939	—	1,939	1,062	—	1,062
Gain on sale of investment	—	—	—	663	(663)	—

(Loss)/ income before income taxes	(6,493)	15,110	8,617	(5,268)	13,783	8,515
Provision for (recovery of) income taxes	2,954	(3,465)	(511)	(1,063)	2,773	1,710

Net (loss)/ income	$(9,447)	$18,575	$9,128	$(4,205)	$11,010	$6,805

Net (loss)/ income per share:
Basic	$(0.29)		$0.28	$(0.13)		$0.21
Diluted	$(0.29)		$0.27	$(0.13)		$0.21

Weighted average number of common shares outstanding:
Basic	33,084		33,084	31,876		31,876
Diluted	33,084		34,275	31,876		33,025

Note: This press release includes Non-GAAP operating results that are not prepared in accordance with GAAP. A reconciliation of GAAP to Non-GAAP results is provided in the table above. As shown in the table, for the year ended March 31, 2005 and 2004, Non-GAAP net income excludes charges related to the amortization of acquired intangible assets and stock-based compensation expense, gain on the sale of investments and income tax adjustments. We use Non-GAAP operating results to evaluate our operating performance and believe that assessment of Non-GAAP performance enhances management’s and our investors’ ability to evaluate comparable historic operating results.

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2005	March 31, 2004
ASSETS

Current assets:
Cash and short-term investments	$129,757	$118,222
Accounts receivable, trade	30,310	28,325
Inventory	17,557	18,503
Other	5,583	6,472

Total current assets	183,207	171,522
Capital assets	15,987	17,257
Acquired intangibles	17,265	26,731
Goodwill	181,981	189,152
Deferred income taxes	14,056	3,402
Other	3,796	2,662

Total assets	$416,292	$410,726

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,044	$9,848
Accrued liabilities	11,634	11,503
Income taxes payable	3,118	2,520

Total current liabilities	26,796	23,871

Stockholders’ equity:
Capital stock	405,356	395,869
Cumulative other comprehensive loss	(94)	(94)
Stock-based compensation	(232)	(2,833)
Deficit	(15,534)	(6,087)

Total stockholders’ equity	389,496	386,855

Total liabilities and stockholders’ equity	$416,292	$410,726